UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 23, 2009

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 23, 2009, the Board of Directors (the “Board”) of Blue Coat Systems, Inc. (the “Company”) adopted Amended and Restated Bylaws of the Company (the “Restated Bylaws”), effective immediately upon adoption. The principal changes effected by the Restated Bylaws include amending the existing advance notice bylaw provisions as follows:

•

providing that a stockholder’s notice for nominations for Board membership or the proposal of other business with respect to annual meetings of stockholders must be delivered to, or mailed and received by, the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders;

•

providing that a stockholder must submit the text of any proposal or business desired to be brought before the annual meeting of stockholders, including the text of any resolutions proposed for consideration or the language of any proposed amendments to the Restated Bylaws;

•	expanding the required disclosure for stockholders making proposals or nominations for Board membership to include, among other things:

•

any agreement, arrangement or understanding that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to the Company’s securities, including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares;

•

agreements, arrangements or understandings between or among such stockholder or beneficial owner and any of their affiliates or associates or other persons in connection with a proposed nomination for Board membership or other business; and

•

whether such stockholder or any beneficial owner intends or is part of a group that intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination;

•

providing that a stockholder’s notice for nominations for Board membership or the proposal of other business with respect to special meetings of stockholders must be delivered to, or mailed and received by, the Secretary of the Company not less than the later of 60 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made by the Company nor more than 90 days prior to the date of the special meeting; and

•

providing that no person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in the Restated Bylaws and that no business shall be conducted at a stockholder meeting unless conducted in accordance with the procedures set forth in the Restated Bylaws.

The foregoing description of the Restated Bylaws is qualified in its entirety by the copy of the Amended and Restated Bylaws that is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2009 ANNUAL MEETING

As a result of the amendment to the advance notice provisions described above, a stockholder nomination or proposal intended to be considered at the Company’s 2009 Annual Meeting of Stockholders must be received by the Company not earlier than Saturday, July 4, 2009, and prior to 5:00 p.m., Pacific Standard Time, on Monday, August 3, 2009 so long as the 2009 Annual Meeting is not advanced by more than 30 days or delayed by more than 60 days from October 2, 2009 (the anniversary date of the prior year’s annual meeting). Nominations or proposals should be delivered to Blue Coat Systems, Inc., 420 North Mary Avenue, Sunnyvale, CA 94085, Attention: Corporate Secretary.

Nothing contained in the Restated Bylaws shall be deemed to affect any rights of a stockholder to request inclusion of a proposal in, or the Company’s right to exclude a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (or any successor provision).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: February 27, 2009	By:	/s/ Betsy E. Bayha
Betsy E. Bayha
Senior Vice President, General Counsel and Secretary